State of Delaware
Secretary of State
Division of Corporations
Delivered 05:21 PM 05/28/2013
FILED 04:29 PM 05/28/2013
SRV 130671317 - 2963778 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT

1. Name of Limited Liability Company: GenOn Lovett, LLC

2. The Certificate of Formation of the limited liability company is hereby amended as follows:

The name of the Limited Liability Company is: NRG Lovett LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 21 day of May, A.D. 2013.

By: [signature]
Authorized Person(s)

Name: Kristine Heiberger
Print or Type

State of Delaware
Secretary of State
Division of Corporations
Delivered 12:13 PM 12/03/2010
FILED 12:13 PM 12/03/2010
SRV 101145177 - 2963778 FILE

CERTIFICATE OF AMENDMENT

TO

CERTIFICATE OF FORMATION

OF

MIRANT LOVETT, LLC

Pursuant to Section 18-202 of the
Delaware Limited Liability Company Act

---

1. The name of the limited liability company is Mirant Lovett, LLC (the "Company").

2. The Certificate of Formation of the Company is hereby amended to change the name of the Company to GenOn Lovett, LLC.

3. Accordingly, Article 1. of the Certificate of Formation shall, as amended, read as follows:

"1. The name of the limited liability company is GenOn Lovett, LLC."

IN WITNESS WHEREOF, the undersigned authorized person has executed this Certificate of Amendment this 3rd day of December, 2010.

MIRANT LOVETT, LLC

By: [signature]
Name: Allison Cunningham
Title: Authorized Person

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:00 PM 01/19/2001
010031689 – 2963778

Certificate of Amendment of Certificate of Formation

of

Southern Energy Lovett, L.L.C.

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the "limited liability company") is Southern Energy Lovett, L.L.C.

2. The certificate of formation of the limited liability company (hereinafter called "the certificate") is hereby amended by striking out the Articles pertaining to the name of the limited liability company and the management thereof and by substituting in lieu of said Articles the following new Articles:

"The name of the limited liability company is Mirant Lovett, LLC."

"The management of the limited liability company shall be as provided in the limited liability company agreement thereof."

3. The name of the limited liability company that appears in the heading of the certificate shall be replaced with the new name of the limited liability company as stated in 2. above.

The effective time of the amendments herein certified shall be 5:00 p.m. on January 19, 2001.

Executed on January 17, 2001

Michael L. Smith, Vice President

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/10/1998
981432553 - 2963778

CERTIFICATE OF FORMATION

OF

SOUTHERN ENERGY LOVETT, L.L.C.

A LIMITED LIABILITY COMPANY

I.

The name of the limited liability company is Southern Energy Lovett, L.L.C. (the "LLC").

II.

The initial registered agent of the LLC shall be Corporation Service Company which is located at 1013 Centre Road, Wilmington, New Castle County, Delaware 19805-1297.

III.

The LLC shall be managed by its members.

IV.

A member, a manager, an agent, or an employee of the LLC is not personally liable for the debts, obligations, or liabilities of the LLC, whether arising in contract, tort, or otherwise, or for the acts or omissions of any other member, manager, agent, or employee of the LLC.

Dated: October 10, 1998

Signed by:

Marc M. O'Brien

Marc M. O'Brien, Authorized Person

0006173